UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported) May 10, 2006

EXECUTE SPORTS, INC.

(Name of Small Business Issuer in its charter)

NEVADA	33-125868
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1284 Puerta del Sol Suite 150 San Clemente CA 92673

 (Address of principal executive offices) (Zip Code)

Issuer's Telephone Number (858) 518-1387

Issuer's Fax Number (858) 279-1799

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 5, 2006, Donald Dallape, a co-founder, Chairman and Chief Executive Officer of Execute Sports, Inc. tendered his resignation to the Company’s board of directors as CEO and Chairman, effective immediately. The board of directors accepted Mr. Dallape’s resignation and the Company has reached an amicable severance agreement with him. Mr. Dallape's resignation letter was not related to any disagreement with the Company or any of its subsidiaries on any matter relating to the Company's or its subsidiaries' operations, policies and practices.

The board of directors and employees of Execute Sports wish Mr. Dallape the best and success in all of his future endeavors.

Effective May 8, 2006, the board of directors appointed Craig Washington, one of its directors, to the position of interim-Chairman and appointed Benedict Amendolara to the board. Mr. Amendolara is currently a professor at the Fashion Institute of Design and Merchandising in Los Angeles.

A copy of Mr. Dallape's resignation letter is filed herewith as Exhibit 17.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

17.1 Resignation Letter of Mr. Dallape

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2006

EXECUTE SPORTS, INC.

By:	/s/ Todd M. Pitcher
Todd M. Pitcher
President and Secretary